UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2006

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5480 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Effective on March 6, 2006, the offer letter agreement entered into on October 22, 2001, between Atheros and Thomas Foster, Atheros’ former Vice President of Worldwide Sales, will terminate in connection with Mr. Foster’s resignation from Atheros. Mr. Foster has resigned as Vice President of Worldwide Sales effective on January 30, 2006, and his last day of employment with Atheros will be March 6, 2006.

The offer letter agreement provides that Mr. Foster was originally entitled to an annual base salary of $175,000. In January 2004, Mr. Foster’s annual salary was increased to $200,001, and in January 2005 his annual salary was increased to $208,001. Pursuant to this agreement, Mr. Foster’s annual commission target at 100% of quota was $150,000. Pursuant to the agreement, Mr. Foster was granted in 2001 an option to purchase 224,999 shares with the first 25% vesting after one year of employment and the remaining shares vesting monthly over the following 36 months. Mr. Foster will not be eligible to receive a commission in 2006.

Item 8.01. Other Events.

Effective on January 30, 2006, Gary Szilagyi was appointed as Atheros’ Vice President of Worldwide Sales.

Effective on January 30, 2006, Thomas Foster resigned as Atheros’ Vice President of Worldwide Sales.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2006

ATHEROS COMMUNICATIONS, INC.

By:	/s/ Jack R. Lazar
Name:	Jack R. Lazar
Title:	Vice President and Chief Financial
Officer

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